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                                                                   Exhibit 10.35


Bank of America, N.A.

                   FOURTH AMENDED AND RESTATED PROMISSORY NOTE



Date:  MARCH 30, 2000  [ ] New  [X] Renewal    Amount: $15,000,000.00
Maturity Date:  APRIL 15, 2001



Bank:                               Borrower:

Bank of America, N.A.               Midland Credit Management, Inc.
Banking Center:


101 South Tryon St.                 500 West First Street
Charlotte, NC  28255                Hutchinson, Kansas  67504



(Street address including county)   (Name and street address, including  county)



FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Fifteen Million Dollars ($15,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

[THIS NOTE CONTAINS SOME PROVISIONS PRECEDED BY BOXES. IF A BOX IS MARKED, THE PROVISION APPLIES TO THIS TRANSACTION; IF IT IS NOT MARKED, THE PROVISION DOES NOT APPLY TO THIS TRANSACTION.]

1.   RATE.

[X] PRIME RATE. The Rate per annum shall be the Prime Rate. The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

[_] FIXED RATE. The Rate shall be fixed at ___________________ percent per annum.

[_]  OTHER.


Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of New York; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. ACCRUAL METHOD. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). If interest is not to be computed using this method, the method shall be:

NationsBank                                                      Promissory Note
North Carolina [Commercial]                                                 2/96
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3. RATE CHANGE DATE. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, the change shall be:

In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

[_] PRINCIPAL PLUS ACCRUED INTEREST. Principal shall be paid in consecutive equal installments of $_____________________, plus accrued interest, payable [_] monthly, [_] quarterly or [_]_____________________________________, commencing on ______________________, 199__, and continuing on the [_] same day, [_] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid principal and accrued interest due on ______________________, 199__.

[_] FIXED PRINCIPAL AND INTEREST. Principal and interest shall be paid in consecutive equal installments of $______________, payable [_] monthly, [_] quarterly or [_]______________________, commencing on _____________________,
199__, and continuing on the [_] same day, [_] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid principal and interest due thereon on ________________________, 199__. If, on any payment date, accrued interest exceeds the installment amount set forth above, Borrower will also pay such excess as and when billed.

[X] SINGLE PRINCIPAL PAYMENT. Principal shall be paid in full in a single payment on APRIL 15, 2001. Interest thereon shall be paid [_] at maturity, or else [X] monthly, [_] quarterly or [_] ________________________________, commencing on MAY 1, 2000, and continuing on the [X] same day, [_] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

[_]  Other.


5.   REVOLVING FEATURE.

[X] Subject to the satisfaction of the conditions set forth in Section 17 below, Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower from the Bank. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be demonstrable proof thereof.

[_] UNCOMMITTED FACILITY. Borrower acknowledges and agrees that, notwithstanding any provisions of this Note or any other documents executed in connection with this Note, Bank has no obligation to make any advance, and that all advances are at the sole discretion of Bank.

[ ] OUT-OF-DEBT PERIOD. For a period of at least 30 consecutive days during the period prior to _____,


NationsBank                                                      Promissory Note
North Carolina [Commercial]                                                 2/96

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200_, Borrower shall fully pay down the balance of this Note, so that no amount of principal or interest and no other obligation under this Note remains outstanding.

6.   AUTOMATIC PAYMENT.

[_] Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number ______________________. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7. WAIVERS, CONSENTS AND COVENANTS. Borrower: (a) waives presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to Borrower in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consents to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of Borrower, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from Borrower), and agrees that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of Borrower or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agrees to pay, on demand, all reasonable costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. PREPAYMENTS. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion. Except as may be prohibited by applicable law, no prepayment of any other loan shall be permitted without the prior written consent of Bank. Notwithstanding such prepayment prohibition, if there is a prepayment of any such loan, whether by consent of Bank, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Bank, pay to Bank, unless prohibited by applicable law, any loss or expense which Bank may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Bank shall be conclusive, absent a demonstrable error in computation.

9. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of the unpaid portion of any payment that is more than fifteen days late. Unless the terms of this Note call for repayment of the entire balance of this Note (both principal and interest) in a single payment and not for installments of interest or principal and interest, the 4% delinquency charge may be imposed not only with respect to regular installments of principal or interest or principal and interest, but also with respect to any other payment in default under this Note (other than a previous delinquency charge), including without limitation, a single payment of principal due at the maturity of this Note. In the event any installment, or portion thereof, is not paid in a timely manner, subsequent payments will be applied first to the past due balance (which shall not include any previous delinquency charges), specifically to the oldest maturing installment, and a separate delinquency charge will be imposed for each payment that becomes due until the default is cured.



NationsBank                                                      Promissory Note
North Carolina [Commercial]                                                 2/96

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10. EVENTS OF DEFAULT. The following are events of default hereunder: (a)
Borrower fails to make any payment due hereunder within five days of the date when due; (b) Borrower fails to perform any other obligation under this Note or any other Loan Documents, and such failure is not cured within 30 days of notice of such default; (c) the failure of the Borrower or MCM Capital Group, Inc., a Delaware corporation ("Parent"; Borrower and Parent hereinafter referred to individually as a "Loan Party" and collectively as the "Loan Parties"), to pay when due any other liability or obligation in an aggregate amount of at least $500,000 and such failure to pay is not cured within 30 days after any applicable grace period; (d) either Loan Party becomes insolvent, a receiver is appointed for any part of a Loan Party's property, a Loan Party makes an assignment for the benefit of creditors, or any proceeding is commenced either by a Loan Party or against a Loan Party under any bankruptcy or insolvency laws and in the case of a proceeding brought against a Loan Party, such proceeding has not been discharged or dismissed within 60 days of commencement; (e) any representation, warranty or statement made or furnished to Bank by the Borrower is false or misleading in any material respect at the time made or furnished and such default, if capable of being cured, is not cured within 30 days of notice of such default from Bank to Borrower; (f) a judgment, order or arbitral award of at least $500,000 is rendered against a Loan Party by a court of competent jurisdiction, not subject to further appeal, and such judgment, order or award shall continue unsatisfied and unstayed for more than 30 days of the date thereof; (g) the occurrence of a material adverse change in financial condition of the Borrower; (h) the failure of Triarc Companies, Inc. to pay when due any indebtedness for borrowed money in an aggregate amount of at least $10,000,000 and such failure is not cured within 30 days of any applicable grace period; or
(i) any involuntary bankruptcy proceeding is commenced or filed against Triarc Companies, Inc. or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any of its properties, and any such proceeding or petition is not dismissed, or such writ, judgment, warrant of attachment, execution or similar process is not released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Triarc Companies, Inc. admits the material allegations of a petition against it in any insolvency proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any insolvency proceeding; or (iii) Triarc Companies, Inc. acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person (other than a pledgee) for a substantial portion of his or its property or business.

11. REMEDIES UPON DEFAULT. Whenever there is an event of default under this Note
(a) the entire balance outstanding hereunder and all other obligations of the Borrower to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased up to the Prime Rate plus three percent per annum (the "Default Rate"). The provisions herein for a Default Rate and a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving the Borrower a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand to set off and charge against any deposit accounts of the Borrower (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of the Borrower), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

12. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless

NationsBank                                                      Promissory Note
North Carolina [Commercial]                                                 2/96

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the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of the Borrower to Bank in any other respect at any other time.

13. APPLICABLE LAW, VENUE AND JURISDICTION. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of New York. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, the Borrower irrevocably consents to and confers personal jurisdiction on the courts of the State of New York or the United States located within the State of New York and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

14. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower hereunder can be assigned without prior written consent of Bank.

16. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

17. CONDITIONS TO ALL LOANS. The obligation of the Bank to make any advance hereunder (including the initial advance) shall be subject to the conditions precedent that on the date of such advance:

         (a) the following statements shall be true, and the acceptance of the proceeds of each advance by any Borrower shall be deemed to be a representation and warranty of each Borrower on the date of such advance that:

                                    (i) All representations and warranties made
         by Borrower to the Bank are correct in all material respects on and as of the date of such advance as though made on and as of such date,

                                    (ii) No event has occurred and is
         continuing, or would result from such advance, which constitutes an event of default hereunder or would constitute an event of default hereunder but for the requirement that notice be given or time elapse or both; and

                                    (iii) No material adverse change in the
         financial condition or assets of the Borrower shall have occurred and be continuing; and

         (b) the making of such advance shall not contravene any law, rule or regulation applicable to the Borrower or the Bank.

18. COMMITMENT FEE. In consideration of the commitment of the Bank to make advances to the Borrower pursuant to the terms and conditions of this Note, the Borrower agrees to pay to the Bank a non-refundable commitment fee of $150,000, payable in full on the date hereof.

19. AMENDMENT AND RESTATEMENT. This Note amends and restates in its entirety, and constitutes a renewal and extension of, the Third Amended and Restated Promissory Note dated July 15, 1999 (the "Old Note"), by Borrower to the order of Bank, formerly known as NationsBank, N.A., in the original


NationsBank                                                      Promissory Note
North Carolina [Commercial]                                                 2/96

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principal amount of $15,000,000.00, effective immediately upon receipt by the
Bank of each of the following: (i) this Note, duly executed and acknowledged by the Borrower, (ii) the Acknowledgments, substantially in the forms attached hereto, duly executed and acknowledged by Peter W. May, Nelson Peltz, Triarc Companies, Inc. and MCM Capital Group, Inc., and (iii) the commitment fee referred to in paragraph 18 above and all legal fees, costs and expenses incurred by the Bank in connection with the preparation, execution and delivery of the New Note and the related documents and billed prior to the date of this Note. It is understood and agreed that the Borrower will pay the accrued and unpaid interest on the Old Note on or before April 1, 2000.

20. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

BORROWER REPRESENTS TO BANK THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS,

NationsBank                                                      Promissory Note
North Carolina [Commercial]                                                 2/96

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COMMERCIAL OR AGRICULTURAL PURPOSES. BORROWER ACKNOWLEDGES HAVING READ AND
UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE AND HEREBY EXECUTES THIS NOTE UNDER SEAL AS OF THE DATE HERE ABOVE WRITTEN.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.


BORROWER                                   CORPORATE OR PARTNERSHIP BORROWER

                                  (Seal)   MIDLAND CREDIT MANAGEMENT, INC.
                                           ----------------------------------
                                                  Corporate or Partnership Name

                                           By: /s/ R. Brooks Sherman      (Seal)
Print Individual's Name

                                   (Seal)  Name:   R. Brooks Sherman

                                           Title:  Executive Vice President and
                                                   Chief Financial Officer
Print Individual's Name

                                           Attest (If Applicable)


                                                             [Corporate Seal]

NationsBank                                                      Promissory Note
North Carolina [Commercial]                                                 2/96

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